Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB/A of Tankless Systems Worldwide, Inc. for the year ended December 31, 2004, I, Thomas Kreitzer, Chief Executive Officer and Chief Financial Officer hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-KSB/A for the year ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-KSB/A for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Tankless Systems Worldwide, Inc.

Date: June 12, 2006

/s/ Thomas Kreitzer
Thomas Kreitzer President and Chief Executive Officer and Principal Accounting Officer